Exhibit 4.9

       Note, Preferred Stock & Warrant Purchase Agreement

                    Dated As Of July 31, 1995

                            Regarding
              Subordinated Notes Due October 1, 1996

                               And

         Series B Cumulative Convertible Preferred Stock
                   Par Value $.00001 Per Share

                               And
              Subordinated Notes Due July 30, 1996

                               Of

                        SA Holdings, Inc.
                     a Delaware corporation

                        TABLE OF CONTENTS


                                                             Page

SECTION 1.  SALE AND PURCHASE OF NOTES AND WARRANTS. . . . . .  1

SECTION 2.  THE CLOSING. . . . . . . . . . . . . . . . . . . .  2

SECTION 3.  DEFINITIONS. . . . . . . . . . . . . . . . . . . .  3

SECTION 4.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . .  7
    4.1.    Corporate Existence and Power. . . . . . . . . . .  7
    4.2.    Authorization of Borrowing; No Conflict as to Law
            or Agreements. . . . . . . . . . . . . . . . . . .  7
    4.3.    Legal Agreements.. . . . . . . . . . . . . . . . .  7
    4.4.    Capitalization.. . . . . . . . . . . . . . . . . .  7

SECTION 5.  REPRESENTATIONS OF THE PURCHASER . . . . . . . . .  8

SECTION 6.  OPTIONAL PREPAYMENTS . . . . . . . . . . . . . . .  9

SECTION 7.  AFFIRMATIVE COVENANTS OF THE COMPANY . . . . . . .  9
    7.1.    Reservation of Shares. . . . . . . . . . . . . . .  9
    7.2.    Listing of Shares. . . . . . . . . . . . . . . . .  9
    7.3.    Securities Exchange Act Registration . . . . . . .  9
    7.4.    Private Placement Status . . . . . . . . . . . . . 10
    7.5.    Delivery of Information. . . . . . . . . . . . . . 10

SECTION 8.  CONDITIONS TO PURCHASER'S OBLIGATIONS. . . . . . . 11
    8.1.    Security Agreements. . . . . . . . . . . . . . . . 11
    8.2.    Accuracy of Representations and Warranties . . . . 11
    8.3.    Proceedings.   . . . . . . . . . . . . . . . . . . 11
    8.4.    Acquisition.   . . . . . . . . . . . . . . . . . . 11

SECTION 9.  SUBORDINATION. . . . . . . . . . . . . . . . . . . 11

SECTION 10.  AMENDMENT; WAIVER; CONSENT. . . . . . . . . . . . 11

SECTION 11.  EXCHANGE OF NOTES; ACCRUED INTEREST;
              CANCELLATION OF SURRENDERED NOTES; REPLACEMENT . 12

SECTION 12.  DEFAULTS. . . . . . . . . . . . . . . . . . . . . 14

SECTION 13.  REMEDIES. . . . . . . . . . . . . . . . . . . . . 16

SECTION 14.  RESTRICTIONS ON TRANSFER. . . . . . . . . . . . . 16

SECTION 15.  REGISTRATION RIGHTS . . . . . . . . . . . . . . . 17
   15.1.     Intentionally Omitted.  . . . . . . . . . . . . . 17
   15.2.     Piggyback Rights. . . . . . . . . . . . . . . . . 17
   15.3.     Expenses. . . . . . . . . . . . . . . . . . . . . 18


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   15.4.     Procedures. . . . . . . . . . . . . . . . . . . . 18
   15.5.     Indemnification.. . . . . . . . . . . . . . . . . 20
   15.6.     Holdback. . . . . . . . . . . . . . . . . . . . . 21

SECTION 16.  HOME OFFICE PAYMENTS. . . . . . . . . . . . . . . 21

SECTION 17.  NOTICES . . . . . . . . . . . . . . . . . . . . . 21

SECTION 18.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . 22
   18.1.     Entire Agreement. . . . . . . . . . . . . . . . . 22
   18.2.     Survival. . . . . . . . . . . . . . . . . . . . . 22
   18.3.     Counterparts. . . . . . . . . . . . . . . . . . . 22
   18.4.     Headings. . . . . . . . . . . . . . . . . . . . . 23
   18.5.     Binding Effect, Benefit and Assignment. . . . . . 23
   18.6.     Severability. . . . . . . . . . . . . . . . . . . 23
   18.7.     Governing Law.. . . . . . . . . . . . . . . . . . 23
   18.8.     CONSENT TO JURISDICTION AND SERVICE OF PROCESS. . 24
   18.9.     WAIVER OF JURY TRIAL.   . . . . . . . . . . . . . 24

EXHIBITS

Exhibit A -    Purchasers and Amounts Purchased
Exhibit B -    Form of Bridge Note
Exhibit C -    Form of Seller Note
Exhibit D -    Certificate of Designation for Series B Preferred
               Stock
Exhibit E -    Form of Warrant

          NOTE, PREFERRED STOCK & WARRANT PURCHASE AGREEMENT dated as of July 31, 1995 by and between SA Holdings, Inc., a Delaware corporation (the "Company"), and the Purchaser listed on the signature page of this Agreement (the "Purchaser").


                      W I T N E S S E T H:


          In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


SECTION 1.  SALE AND PURCHASE OF NOTES AND WARRANTS

          (a) The Company agrees to sell to the Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchaser agrees to purchase from the Company on the Closing Date specified in Section 2 hereof, (i) a Note or Notes in the aggregate principal amount set forth opposite the Purchaser's name on Exhibit A hereto, (ii) a number of shares of Series B Cumulative Convertible Preferred Stock set forth opposite the Purchaser's name on Exhibit A and (iii) a Warrant for the number of shares of the Company's common stock set forth opposite the Purchaser's name on Exhibit A hereto. The aggregate purchase price to be paid to the Company by the Purchaser for such Notes, such Preferred Stock and such Warrants is 100% of the principal amount of the Notes to be purchased by the Purchaser, which amount will be allocated in accordance with Section 1(d) hereof.

          (b) As used herein, "Notes" means (i) the aggregate of up to Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000) principal amount of the Company's Subordinated Notes Due October 1, 1996 (the "Bridge Notes") and (ii) the aggregate of up to One Million Five Hundred Thousand Dollars ($1,500,000) principal amount of the Company's Subordinated Notes Due July 30, 1996 (the "Seller Notes"), in each case, issued pursuant to the Purchase Agreements (defined in Section l(d) hereof), together with all Notes issued in exchange therefor or replacement thereof. Each Bridge Note will be substantially in the form of the Bridge Note set forth as Exhibit
B hereto and each Seller Note will be substantially in the form of the Seller Note set forth as Exhibit C hereto. Interest on the Bridge Notes shall accrue from the Closing Date and shall be payable in cash on October 31, 1995, January 31, 1996, April 30, 1996, July 31, 1996 and at maturity at the interest rate and in the manner specified in the form of Bridge Note attached hereto as Exhibit B. Interest on the Seller Notes shall accrue from the Closing Date and shall be payable in cash on January 31, 1996 and at maturity at the interest rate and in the manner specified in the form of Seller Note attached hereto as Exhibit C. All amounts due payable pursuant to the Seller Notes and all other obligations of the Company thereunder are subject to the setoff and reduction in accordance with the provisions of the Stock Purchase Agreement.

          (c) As used herein, "Series B Preferred Stock" means the Series B Cumulative Convertible Preferred Stock, $.00001 par value per share, of the Company, an aggregate of 125,000 shares of which are being issued on the date hereof. Each share of the Series B Preferred Stock is convertible into 8 shares of the Company's Common Stock at $1.25 per share, such number and such price being subject to adjustment as provided in the Certificate of Designations for the Series B Preferred Stock, the form of which is attached hereto as Exhibit D.

          (d) As used herein, "Warrants" means the aggregate of Common Stock Purchase Warrants evidenced by certificates substantially in the form of Exhibit D hereto, together with all Warrants issued in exchange therefor or replacement thereof. Such Warrants in the aggregate initially entitle the holders thereof to purchase 1,050,000 shares of the Company's common stock, $.0001 par value per share, at a exercise price of $1.25 per share, such number and such price being subject to adjustment as provided in the form of Warrant attached hereto as Exhibit E. The purchase price for shares of Common Stock under the Warrant may, at the option of the holder of a Note or Notes, be payable by exchange of all or a portion of the principal amount of a Note or Notes.

          (e) The Notes, Series B Preferred Stock and Warrants are being sold to the purchasers listed on Exhibit A hereto (the "Purchasers") pursuant to this Agreement and other agreements dated as of the date hereof (collectively, as from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "Purchase Agreements"). All the Purchase Agreements are identical except as to the identities of the respective Purchasers. The sale of Notes, Series B Preferred Stock and Warrants to each Purchaser under each Purchase Agreement is a separate sale, and no Purchaser shall have any liability under any Purchase Agreement other than the Purchase Agreement to which it is a party.


SECTION 2.  THE CLOSING

          (a) Subject to the terms and conditions hereof, the closing of the purchase and sale of the Notes, Series B Preferred Stock and the Warrants to be purchased by the Purchaser (the "Closing") will take place at the offices of Arter, Hadden, Johnson & Bromberg, Dallas, Texas, on July 31, 1995 or such other time and date as shall be mutually agreed to by the Company and the Selling Shareholders for the closing of the acquisition of the stock of US Communications, Inc., a Texas corporation ("USC"), provided that the Closing shall occur no later than August 3, 1995. Such date and time are referred to herein as the "Closing Date.

          (b) Subject to the terms and conditions hereof, on the Closing Date (i) the Company will deliver to the Purchaser (A) a Note or Notes, substantially in the forms of Exhibits B and C hereto, payable to the Purchaser (or its nominee as notified to the Company), and dated the Closing Date, in the aggregate principal amount set forth opposite the Purchaser's name on Exhibit A, (B) a certificate registered in the name of the Purchaser (or its nominee as notified to the Company), evidencing the number of shares of Series B Preferred Stock set forth opposite the Purchaser's name on Exhibit A, and (C) a Warrant or Warrants evidenced by certificates substantially in the form of Exhibit E hereto and dated the Closing Date, for the number of shares of the Company's Common Stock set forth opposite the Purchaser's name on Exhibit A, and (ii) upon the Purchaser's receipt thereof, the Purchaser will deliver to the Company certificates representing shares of common stock, $10.00 par value par share, of USC (the "USC Common Stock"), having a value equal to the purchase price for such Notes and Warrants. The Notes, Series B Preferred Stock and Warrants are being issued as partial consideration to the Purchaser in accordance with the Stock Purchase Agreement.


SECTION 3.  DEFINITIONS

          (a) For purposes of this Agreement and the Notes and the Warrants, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" means (a) any director, officer or employee of the Company, (b) any Person who, individually or with his or her immediate family or any other Affiliate, directly or indirectly, beneficially owns or holds 5% or more of the voting interest in the Company, or (c) any corporation, partnership or other Person in which any Person described above owns a 5% or greater equity interest. Without limiting the generality of the foregoing, Jack W. Matz, Jr. shall at all times be deemed to be an Affiliate of the Company.

          "Agreement" means this Agreement (together with exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

          "Business Day" means any day, other than a Saturday, Sunday or legal holiday, on which banks in the State of Texas are open for business.

          "Closing" has the meaning set forth in Section 2 hereof.

          "Closing Date" has the meaning set forth in Section 2 hereof.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations thereunder.

          "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

          "Common Stock" means that class of stock or other equivalent evidences of ownership of a corporation, the holders of which are entitled to vote generally to elect the Board of such corporation. "Common Stock" includes without limitation the Common Stock, $.0001 par value per share, of the Company.

          "Company" means SA Holdings, Inc., a Delaware corporation, its successors and assigns.

          "Bridge Note" or "Bridge Notes" has the meaning set forth in Section 1(b) hereof.

          "Event of Default" has the meaning set forth in
     Section 12(a) hereof.

          "Loan Document" has the meaning provided in Section 4.1 hereof.

          "Majority Noteholders" means the holder or holders, at the time, of at least a majority of the aggregate principal amount of the Notes then outstanding.

          "Note" or "Notes" has the meaning set forth in Section l(b) hereof.

          "Outstanding" or "outstanding" means, when used with reference to the Notes, Series B Preferred Stock or Warrants as of a particular time, all Notes, shares of Series B Preferred Stock or Warrants as the case may be, theretofore duly issued except (i) Notes, shares of Series B Preferred Stock or Warrants theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Notes, shares of Series B Preferred Stock or Warrants have been issued by the Company, (ii) Notes theretofore paid in full,
     (iii) shares of Series B Preferred Stock theretofore redeemed or converted, (iv) Warrants theretofore fully exercised and
     (v) Notes theretofore cancelled by the Company, whether upon exercise of a Warrant in whole or in part or otherwise; except that for the purpose of determining whether holders of the requisite principal amount of Notes, shares of Series B Preferred Stock or Warrants have made or concurred in any declaration, waiver, consent, approval, notice, annulment of acceleration or other communication under this Agreement or under any Notes, shares of Series B Preferred Stock or Warrants, any Notes, shares of Series B Preferred Stock or Warrants registered in the name of, as well as Notes, shares of Series B Preferred Stock or Warrants owned beneficially by, the Company, any Subsidiary or any of their Affiliates (other than one of the Purchasers) shall not be deemed to be outstanding.

           "Payment Default" has the meaning set forth in Section
     9.3(b) hereof.

           "Person" or "person" means an individual, corporation, company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

          "Potential Default" means a condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

          "Preferred Stock" means any class of the capital stock of a corporation (whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including, without limitation, amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of another class of the capital stock of such corporation. "Preferred Stock" includes without limitation (i) the Series A Cumulative Preferred Stock, $.00001 par value per share, of the Company and (ii) the Series B Cumulative Preferred Stock, $.00001 par value per share, of the Company.

          "Public Offering" means an underwritten public offering of equity securities of the Company.

          "Purchase Agreements" has the meaning set forth in Section l(d) hereof.

          "Purchaser" means the person who accepts and agrees to the terms hereof as indicated by such person's signature (as
     "the undersigned Purchaser") on the execution page of this Agreement, together with successors and assigns.

          "Purchasers" has the meaning set forth in Section l(d) hereof, together with successors and assigns.

          "Rule 144" means (i) Rule 144 under the Securities Act as such Rule is in effect from time to time, and (ii) any successor rule, regulation or law, as in effect from time to time.

          "Rule 144A" means (i) Rule 144A under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules, regulations and interpretations thereunder.

          "Security Agreements" means each of the Security Agreements dated the date hereof between each of the Company and the subsidiaries of the Company, and Howard Maddera, as agent for the Purchaser and each of the other holders of the Notes (as from time to time assigned, supplemented or amended or as the terms thereof may be waived).

          "Securities Exchange Act" means the Securities Exchange
     Act of 1934, as amended from time to time, and the rules, regulations and interpretations thereunder.

          "Seller Note" or "Seller Notes" has the meaning set forth in Section 1(b) hereof.

          "Senior Credit Agreement" means the Term Credit Agreement between the Company and NorWest Bank Minnesota, National
     Association, dated as of the date hereof.

          "Senior Indebtedness" means the principal of, premium, if any, and interest on Indebtedness of the Company under the Senior Credit Agreement, and any renewals, modifications, refundings or extensions of any such Indebtedness.

          "Senior Lender" means Norwest Bank Minnesota, National
     Association, its successors and assigns.

          "Share" or "Shares" means shares of the Company's Common Stock, or other securities which can be obtained or have been obtained by conversion of the Series B Preferred Stock and by exercise in whole or in part of any Warrant or are obtained upon an exchange of Shares pursuant to the terms of a Warrant or are obtained upon an exchange of Shares pursuant to the terms of the Company's articles of incorporation.

          "Stock Purchase Agreement" means the Stock Purchase
     Agreement by and among the Company, USC, Bill L. Johnson,
     Howard Maddera, Marianne Reed and NTS Communications, Inc., dated as of June 30, 1995, as amended.

          "Subordination Agreement" means the Subordination
     Agreement by the Purchasers and NorWest Bank of Minnesota,
     National Association, dated as of the date hereof.

          "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 80% of the total voting power of shares of stock or other equity interests entitled (without regard to the occurrence of any contingency or any pledge of shares) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

          "USC" means US Communications, Inc., a Texas corporation.

          "USC Common Stock" has the meaning set forth in
     Section 2(b) hereof.


SECTION 4.  REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to the Purchaser as follows:

          4.1.  Corporate Existence and Power.

          The Company is a business corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly licensed or qualified to transact business in Texas and Delaware. The Company has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Agreement, the Warrants and the Notes or any documents required thereunder (hereinafter the "Loan Documents").

          4.2. Authorization of Borrowing; No Conflict as to Law or Agreements.

          The execution, delivery and performance by the Company of the Loan Documents have been duly authorized by all necessary corporate action of the Company and do not and will not (i) require any consent or approval of the shareholders of the Company, or any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Company or of its Articles of Incorporation or Bylaws or (iii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected.

          4.3.  Legal Agreements.

          The Loan Documents constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

          4.4.  Capitalization.

          The authorized capital stock of the Company consists of
(i) 50,000,000 shares of Common Stock, $.0001 par value per share, and (ii) 12,500,000 shares of Convertible Preferred Stock, $.00001 par value per share, of which, after giving effect to the Certificate of Designations, 166,667 shares have been designated as Series A Convertible Preferred Stock and 125,000 shares have been designated as Series B Convertible Preferred Stock. The shares of the Company's Common Stock issuable upon conversion of the Series
B Preferred Stock and upon exercise or conversion of the Warrants will, when issued, be duly authorized, validly issued, fully paid and non-assessable.


SECTION 5.  REPRESENTATIONS OF THE PURCHASER

          (a) The Purchaser hereby makes the representations and warranties to the Company contained in this Section 5(a), as of the date hereof. The Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Purchase Agreement. For purposes of the application of state securities laws, each Purchaser represents that it is a resident of the state set forth in the Purchaser's address on the signature page of this Agreement. The Purchaser has duly executed and delivered this Purchase Agreement, and this Purchase Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally.

          (b) The Purchaser hereby represents to the Company (as of the date hereof and as of the Closing Date hereunder) that the Purchaser is capable of evaluating the risk of its investment in the Notes, the Series B Preferred Stock and the Warrants being purchased by it and is able to bear the economic risk of such investment, that (except as the Purchaser has otherwise advised the Company and the Purchaser's counsel in writing) it is purchasing the Notes, the Series B Preferred Stock and the Warrants to be purchased by it for its own account, and that the Notes, the Series B Preferred Stock and the Warrants are being purchased by the Purchaser for investment and not with a present view to any distribution thereof in violation of any applicable securities laws. It is understood that the disposition of the Purchaser's property shall at all times be within the Purchaser's control. If the Purchaser should in the future decide to dispose of any of its Notes, Series B Preferred Stock, Warrants or Shares, it is understood that it may do so but only in compliance with the Securities Act and applicable securities laws. The Purchaser hereby represents to the Company (as of the date hereof and as of the Closing Date hereunder) that the Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          (c) The Purchaser has received and reviewed copies of the Company's Forms 10-K (year ending 1994), 10-Q (quarter ending March 31, 1994), 8-Ks filed in calendar year 1995 prior to the date hereof, and a copy of the Confidential Information Memorandum dated March 1995 prepared by Jesup & Lamont Capital Markets, Inc.


SECTION 6.  OPTIONAL PREPAYMENTS

          (a) Subject to the other provisions of this Section 6, at any time, the Company may prepay in cash all or any part of the principal amount of outstanding Notes. Any prepayment of Notes under this Section 6 shall be at a price equal to (1) the aggregate principal amount of the Notes to be prepaid, plus (2) all accrued and unpaid interest on the principal amount of the Notes to be prepaid.

          (b) The right of the Company to prepay Notes pursuant to this Section 6 shall be conditioned upon its giving notice of prepayment to the holders of Notes not less than thirty (30) days and not more than sixty (60) days prior to the date upon which the prepayment is to be made specifying (i) the registered holder of each Note to be prepaid, (ii) the aggregate principal amount being prepaid, (iii) the date of such prepayment and (iv) the accrued and unpaid interest (to but not including the date upon which the prepayment is to be made).


SECTION 7.  AFFIRMATIVE COVENANTS OF THE COMPANY

          So long as the Notes shall remain unpaid, the Company will comply with the following requirements, unless the Purchaser shall otherwise consent in writing:

          7.1. Reservation of Shares. There have been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock, $.0001 par value per share, a number of shares of Common Stock, $.0001 par value per share, sufficient to provide for the conversion of the Series B Preferred Stock and for the exercise of the Warrants.

          7.2. Listing of Shares. If any shares of the Company's Common Stock are listed on any national securities exchange (or on the National Association of Securities Dealers, Inc., Automated Quotation System or comparable system), then the Company will take such action as may be necessary, from time to time, to list Shares, as the case may be, on such exchange (or system as the case may be).

          7.3. Securities Exchange Act Registration. As soon as the Company is either required to or does file a registration statement with respect to the Company's Common Stock under Section 6 of the Securities Act or Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act, then, thereafter:

          (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act) under Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act, with respect to the Company's Common Stock, as the case may be, and will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

          (b) The Company will, upon the request of any holder of Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144.

          7.4. Private Placement Status. Neither the Company nor any agent nor other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes, the Series B Preferred Stock or the Warrants within the provisions of Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law (other than in accordance with a registration and qualification of Shares pursuant to Section 15 hereof).

          7.5. Delivery of Information. If a holder of Shares proposes to transfer any such Shares pursuant to Rule 144A, the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any information concerning the Company and its Subsidiaries which is required to be delivered to any transferee of such Shares pursuant to such Rule 144A.

          7.6.  Financial Reports.  The Company will deliver to the
Purchaser:

          (a) as soon as made available, copies of all Forms 10-K, 10-Q, 8-K, financial statements, proxy statements, reports which the Company has sent to its stockholders or filed with the Commission or any national securities exchange; and

          (b) copies of any notice sent to the Senior Lender notifying the Senior Lender of the occurrence of a default or event of default under the terms of the Senior Credit Agreement, together with any supporting statements attached thereto and delivered to the Senior Lender.


SECTION 8.  CONDITIONS TO PURCHASER'S OBLIGATIONS

          The Purchaser's obligation to purchase the Notes, the Series B Preferred Stock and the Warrants hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchaser):

          8.1. Security Agreements. The Company and each of its subsidiaries shall have entered into their respective Security
Agreements satisfactory in form and substance to the Purchaser.

          8.2. Accuracy of Representations and Warranties. The representations and warranties of the Company herein or in any certificates or document delivered pursuant hereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement).

          8.3. Proceedings. All corporate and other proceedings in connection with the transactions contemplated by the Purchase Agreements, the Notes, the Series B Preferred Stock, the Warrants, the Security Agreements, and all documents incident thereto, shall be in form and substance satisfactory to the Purchaser and its counsel, and the Purchaser shall have received all such originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

          8.4. Acquisition. The Company and the Senior Lender shall have executed and delivered the Senior Credit Agreement, which shall be in full force and effect and the Company shall have made a borrowing thereunder sufficient, together with proceeds from the sale of Series A Preferred Stock, Series B Preferred Stock and the Notes to close under the terms of the Acquisition Agreement.

SECTION 9.  SUBORDINATION

          All payments of principal and interest and any other amounts due pursuant to the Notes shall be payable subject to the terms and conditions of the Subordination Agreement.

SECTION 10.  AMENDMENT; WAIVER; CONSENT

          (a) This Agreement, the Notes, the Series B Preferred Stock and the Warrants may be amended (or any provision hereof or thereof waived) only with the written consent of the Majority Noteholders; provided, however, that no such amendment or waiver shall (i) extend the fixed maturity of any Note, reduce the rate or change the time of payment of interest thereon, reduce the principal amount thereof, reduce any premium thereon, change the currency in which payments are to be made, hereof, change the provisions of Section 6 hereof, without the consent each holder of each Note so affected (and the consent of each holder of each Share so affected in the case of a change to Section 6 hereof) or (ii) modify the definition in Section 3 hereof of "Majority Noteholders" or modify clause (i) of this proviso, without the consent of the holders of all the Notes then outstanding (and the consent of the holders of all then outstanding Shares with respect to the parenthetical in clause (i) of this proviso) or (iii) increase the percentage of the amount of the Notes, the holders of which may declare the Notes to be due and payable under Section 13 hereof, without the consent of the holders of all the Notes then outstanding.

          (b) The Company agrees that all holders of Notes, all of the holders of the Series B Preferred Stock and all holders of Warrants shall be notified by the Company in advance of any proposed amendment or waiver, but failure to give such notice shall not in any way affect the validity of any such amendment or waiver.

In addition, promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of any amendment or waiver which has been adopted to all holders of Notes, all holders of Series B Preferred Stock and all holders of Warrants then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment or waiver.

          (c) The Company and each holder of a Note, Series B Preferred Stock or Warrants then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this Section 10, whether or not any Note shall have been marked to indicate such modification, but any Note issued thereafter shall bear a notation as to any such modification (but the failure to bear any such notation shall not affect the validity of any such subsequently issued Note, which shall be enforceable in accordance with its terms subject to all such modification).

          (d) Any provision of this Agreement relating to the consent, determination, decision or waiver of a holder or holders of Notes, Series B Preferred Stock or Warrants or of the Majority Noteholders, as the case may be, means such holder's or Majority Noteholders', as the case may be, consent, determination, decision or waiver, as the case may be, in such holder's or Majority Noteholders', as the case may be, sole discretion.


SECTION 11.  EXCHANGE OF NOTES; ACCRUED INTEREST;
             CANCELLATION OF SURRENDERED NOTES; REPLACEMENT

          (a) Subject to Section 14 hereof, at any time at the request of any holder of one or more of the Notes made to the Company at the Company's office, the Company at its expense will issue and deliver (insured to such holder's reasonable satisfaction) to or upon the order of the holder in exchange therefor new Notes, in such denomination or denominations as such holder may request (which must be in denominations of $500,000 or any larger multiple of $500,000, plus one Note in a lesser denomination, if required), in aggregate principal amount equal to the unpaid principal amount of the Note or Notes surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Note or Notes surrendered or; if no interest has yet been so paid thereon, then dated the date of the Note or Notes so surrendered) and payable to such person or persons or order as may be designated by such holder. Any such new Note shall bear any notation required by Section 10(c), hereof (but any failure to bear any such notation shall not affect the validity or enforceability of such Note).

          (b) In the event that any Note is surrendered to the Company upon the conversion of all or a portion of any Note, or upon a prepayment under Section 6 hereof, the Company shall pay all accrued and unpaid interest on such Note on such portion thereof and thereupon interest shall cease to accrue upon that portion of the principal amount of such Note which was used for conversion or which was prepaid, and the right to receive, and any right or obligation to make, any prepayment on such portion of the principal amount pursuant to Section 6 hereof shall terminate all upon the date of such conversion or prepayment and upon presentation and surrender of such Note to the Company.

          (c) Upon the conversion in whole or in part of any Note or upon any prepayment under Section 6 hereof, if only a portion of the principal amount of a Note is used in such conversion or is prepaid, then such Note shall be surrendered to the Company and the Company shall simultaneously execute and deliver to or on the order of the holder thereof, at the expense of the Company, a new Note or Notes in principal amount equal to the unused or unpaid portion of such Note.

          (d) All Notes or portions thereof which have been converted, or which have been prepaid under Section 6 hereof, shall be cancelled by the Company and no Notes shall be issued in lieu of the principal amount so converted or prepaid.

          (e) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of the Purchaser or an institutional holder), or in the case of any such mutilation, upon surrender of such Note (which surrendered Note shall be cancelled by the Company), the Company will issue and deliver (insured to the holder's reasonable satisfaction) a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note as if the lost, stolen, destroyed or mutilated Note were then surrendered for exchange.


SECTION 12.  DEFAULTS

          (a) Any of the following shall constitute an "Event of Default":

               (i) the Company defaults in the payment of (A) any part of the principal of or premium, if any, on any Note, when the same shall become due and payable, whether at maturity or by acceleration or otherwise or (B) the interest on any Note, when the same shall become due and payable, and such default in the payment of interest shall have continued for five (5) Business Days; or

               (ii) the Company, or, with respect to the Security Agreements, any of its subsidiaries, defaults in the performance of any other agreement or covenant contained in the Purchase Agreements, the Notes, the Certificate of Designations for the Series B Preferred Stock, the Warrants or any other agreement or covenant in favor of the holders of the Notes, the Series B Preferred Stock or the Warrants in the Security Agreements and such default or violation shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the Company by any holder or holders of the Notes (the Company to give forthwith to all other holders of the Notes at the time outstanding written notice of the receipt of such notice, specifying the default referred to therein); or

               (iii) any representation or warranty by the Company or any of its subsidiaries herein or in their respective Security Agreements or in any certificate delivered by the Company pursuant hereto or pursuant to any other Purchase

     Agreement proves to have been incorrect in any material respect when made; or

               (iv) with respect to any Indebtedness of the Company or any Subsidiary in an aggregate principal amount of at least One Million dollars ($1,000,000), such Indebtedness shall become due and payable prior to its stated or scheduled maturity as a result of acceleration or optional or mandatory prepayment for any reason; or

               (v) a final judgment or order which, either alone or together with other final judgments or orders against the Company and its Subsidiaries, exceeds an aggregate of Five Hundred Thousand dollars ($500,000) is rendered by a court of competent jurisdiction against the Company or any Subsidiary and such judgment or order shall have continued undischarged or unstayed for thirty (30) days after entry thereof,

               (vi) the Company or any Subsidiary shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts; or a receiver or trustee is appointed for the Company or any Subsidiary or for substantially all of its assets and, if appointed without its consent, such appointment is not discharged or stayed within thirty (30) days; or proceedings under any law relating to bankruptcy, insolvency, or the reorganization or relief of debtors are instituted by or against the Company or any Subsidiary, and, if contested by it, are not dismissed or stayed within thirty (30) days; or any writ of attachment or execution or any similar process is issued or levied against the Company or any Subsidiary or any significant part of its property and in not released, stayed, bonded or vacated within thirty (30) days after its issue or levy; or the Company or any Subsidiary takes corporate action in furtherance of any of the foregoing;

          (b) If an Event of Default occurs pursuant to any of clauses (i) through (v) of Section 12(a) hereof, then and in each such event the Majority Noteholders may at any time (unless all Events of Default shall theretofore have been waived or remedied) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable. Upon any such declaration or upon the occurrence of an Event of Default pursuant to clause (vi) of Section 12(a) hereof (in which case no declaration is required), all Notes shall forthwith immediately mature and become due and payable, together with interest accrued thereon all without presentment, demand, protest or notice, all of which are hereby waived. However, if, at any time after the principal of the Notes shall so become due and payable and prior to the date of maturity stated in the Notes, all arrears of principal and interest on the Notes (with interest at the rate specified in the Notes on (any overdue principal and any overdue premium and, to the extent legally enforceable, on an overdue interest) shall be paid to the holders of Notes by or for the account of the Company, then the Majority Noteholders, by written notice or notices to the Company, may waive such Event of Default and its consequences and rescind or annul such declaration, provided, that at the time of such waiver, rescission or annulment (x) no judgment or decree shall have been entered for the payment of any amounts due to any holder of Notes under the Notes or the Purchase Agreements and (y) all other Events of Default or Potential Defaults under the Purchase Agreements shall have been waived pursuant to this Section 12(b) or cured. No waiver pursuant to the preceding sentence shall extend to or affect any subsequent Event of Default or impair any right or remedy resulting therefrom.

          (c) If any holder of a Note shall give any notice or take any other action with respect to a claimed Potential Default or Event of Default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action, will give written notice thereof to all other Holders of the Notes then outstanding, describing such notice or other action and the nature of the claimed Potential Default, or Event of Default.


SECTION 13.  REMEDIES

          Upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Purchaser, the Purchaser may exercise any or all of the following rights and remedies:

          (a) The Purchaser may, by notice to the Company, declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all other amounts payable under this agreement to be forthwith due and payable, whereupon the Notes, all such accrued interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

          (b) The Purchaser may, without notice to the Company and without further action, apply any and all money owing by the Purchaser to the Company to the Payment of the Notes, including interest accrued thereon, and of all other sums then owing by the Company hereunder.

          (c) The Purchaser may exercise and enforce its rights and remedies under the other Loan Documents.

          (d) The Purchaser may exercise any other rights and remedies available to it by law or agreement.

SECTION 14.  RESTRICTIONS ON TRANSFER

          (a) Each holder of a Note, Series B Preferred Stock or Warrants by acceptance thereof agrees that it will not sell or otherwise dispose of any Notes, Series B Preferred Stock, Warrants or Shares unless (i) such Notes, Series B Preferred Stock, Warrants or Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or
(ii) such Notes, Series B Preferred Stock, Warrants or Shares are sold in accordance with the applicable requirements and limitations of Rule 144 or Rule 144A and any applicable state securities laws or (iii) the Company has been furnished with an opinion or opinions from counsel to such holder (which counsel and opinion(s) shall be reasonably satisfactory to the Company and which counsel may be inside counsel. of such holder) to the effect that registration under the Securities Act is not required for the transfer as proposed (which opinion may be conditioned upon the transferee's assuming the obligations of a holder of Notes, Series B Preferred Stock, Warrants or Shares under this Section) or (iv) the Company has been furnished with a letter from the Division of Corporate Finance of the Commission to the effect that such Division would not recommend any action to the Commission if such proposed transfer were effected without a registration statement effective under the Securities Act. The Company agrees that within five (5) Business Days after receipt of any opinion referred to in (iii) above, it will notify the holder supplying such opinion whether such opinion is satisfactory to the Company's counsel.

          (b) The Company may endorse on all Notes, Series B Preferred Stock certificates, Warrant certificates and Share certificates a legend stating or referring to the transfer restrictions contained in paragraph (a) above; provided, that no such legend shall be endorsed on any Notes, Series B Preferred Stock certificates, or Share certificates which, when issued, are no longer subject to the restrictions of this Section 14; provided, further, that if a transfer is made pursuant to clause (i), (ii) (other than pursuant to Rule 144A) or (iv) of paragraph (a) or if an opinion of counsel provided pursuant to clause (iii) of paragraph (a) concludes that the legend is no longer necessary, the Company will deliver upon transfer Notes, Series B Preferred Stock certificates, Warrant certificates or Share certificates, as the case may be, without such legends.


SECTION 15.  REGISTRATION RIGHTS

          15.1.  Intentionally Omitted.

          15.2.  Piggyback Rights.

          (a) If the Company at any time proposes to file a registration statement under the Securities Act for any sales of at least 300,000 shares (as such number may be adjusted from time to time hereafter as a result of a stock split, combination, etc.) of the Company's Common Stock (or any warrants, units, convertibles, rights or other securities related or linked to any shares of the Company's Common Stock) on behalf of the Company or otherwise, the Company shall give written notice of such registration no later than thirty (30) days before its filing with the Commission to all holders of Series B Preferred Stock, Warrants and Shares; provided, that registrations relating solely to securities to be issued by the Company in connection with any employee stock option or employee stock purchase or savings plan on Form S-8 (or successor forms) or on Form S-4 (or successor forms) under the Securities Act shall not be subject to this Section 15.2. If holders of Series B Preferred Stock, Warrants or Shares so request within thirty (30) days, the Company shall include in any such registration the Shares held or to be held after conversion of the Series B Preferred Stock or exercise of Warrants by such holders and requested to be included in such registration, subject to Section 15.2(b) hereof.

          (b) The Company shall not be obligated to so include the Shares to the extent any underwriter or underwriters of such securities being otherwise registered by the Company determines in good faith that the inclusion of such Shares would jeopardize the successful sale of such other securities proposed to be sold by such underwriter or underwriters, in which case holders of Series
B Preferred Stock, Warrants or Shares desiring to participate in such registration shall be entitled to participate in any such reduced number of Shares (if any) which may be included in such registration (along with other holders of Common Stock exercising piggyback rights with respect to such registration) in proportion to the amount of shares of the Company's Common Stock held by such holders (whether held directly or through the right to obtain Shares upon conversion of Series B Preferred Stock or upon exercise of Warrants held by such holders).


          15.3.  Expenses.

          Subject to the limitations contained in this Section 15.3 and except as otherwise specifically provided in this Section 15, the entire costs and expenses of registration and qualification pursuant to Section 15.2 hereof shall be borne by the Company.
Such costs and expenses shall include, without limitation, underwriting fees or commissions in connection with the registration and qualification pursuant to Section 15.2 hereof (other than with respect to the Shares to be sold by the holders of Series B Preferred Stock, Warrants or Shares, as to which underwriting discounts and commissions shall be paid by the selling holders), the fees and expenses of counsel for the Company and of its accountants, all other costs, fees and expenses of the Company incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, up to $20,000 of reasonable fees and expenses of one counsel to the holders of Series B Preferred Stock, Warrants or Shares relating to such registration and qualification, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the Shares and the costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the qualification of the Shares under the Blue Sky laws of various jurisdictions; provided, however, that if any jurisdiction in which the Company shall qualify or register in connection with the proposed sale of the Shares shall require that expenses incurred in connection with the qualification or registration of such Shares in that jurisdiction be borne in whole or in part by the holders selling those Shares, then such expenses shall be payable by such holders pro rata to the extent required by such jurisdiction and in the event that any such holder is required by any such applicable jurisdiction to bear such expense, the Company shall promptly reimburse each such holder for the amount paid therefor.

          15.4.  Procedures.

          (a) In the case of each registration or qualification pursuant to Section 15.2, the Company will keep all holders of Series B Preferred Stock, Warrants or Shares advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise any such holder, upon request, of the progress of such proceedings.

          (b) At the Company's expense, the Company will keep each registration and qualification under this Section 15 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of one hundred twenty (120) days after the effective date of such registration statement, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable Blue Sky or other state securities laws to permit such sale or distribution, all as requested by such holder or holders.

          (c) The Company will immediately notify each holder on whose behalf Shares have been registered pursuant to this
Section 15, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration-statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (d) The Company will furnish to each holder on whose behalf Shares have been registered pursuant to this Section 15 a signed counterpart, addressed to such holder, of an opinion of counsel for the Company, dated the effective date of such registration statement.

          (e) Without limiting any other provision hereof, in connection with any registration of Shares under this Section 15, the Company will use its reasonable best efforts to comply with the Securities Act, the Securities Exchange Act and all applicable rules and regulations of the Commission, and will make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act.

          (f) In connection with any registration of Shares under this Section 15, the Company will provide a transfer agent and registrar for the Shares not later than the effective date of such registration statement.

          (g) The Company shall not be required to include any of the holders' Shares in an underwritten offering of the Company's securities unless such holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, which terms shall include customary provisions with respect to indemnification and contribution and customary representations and warranties by the Company (which shall be made to and for the benefit of the underwriters and the holders of Shares to be sold in such offering).

          (h) In connection with the preparation and filing of each registration statement registering Shares under this
Section 15, the Company will give the holders of Series B Preferred Stock, Warrants or Shares on whose behalf such Shares are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be reasonably necessary, in the reasonable opinion of such holders or such underwriters or their counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act.

          15.5.  Indemnification.

          The Company will indemnify and hold harmless each holder of Series B Preferred Stock, Warrants or Shares and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls the holder or underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) to which the holder or underwriter or such controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in (i) any registration statement under which such Shares were registered under the Securities Act pursuant to Section 15.2 hereof, any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or (ii) any other document incident to the registration of the Shares under the Securities Act or the qualification of the Shares under any state securities laws applicable to the Company, or (b) the omission or alleged omission to state in any item referred to in the preceding clause (a) a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act or any other federal or state securities law, rule or regulation applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company in writing by such holder or by any underwriter for such holder expressly for use therein (with respect to which information such holder or underwriter shall so indemnify and hold harmless the Company, any underwriter for the Company and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act).

          15.6.  Holdback.

          Except for transfers made in transactions exempt from the registration requirements under the Securities Act pursuant to
Section 4(2) thereof or pursuant to Rule 144A, the Company and each holder of Series B Preferred Stock, Warrants or Shares agrees not to offer, sell, contract to sell or otherwise dispose of any of their respective shares of the Company's Common Stock within seven
(7) days before or one hundred eighty (180) days after the date of any final prospectus relating to any underwritten public offering of the Company's Common Stock on behalf of the Company or otherwise, in each case except pursuant to such prospectus or with the written consent of underwriters for such offering.

SECTION 16.  HOME OFFICE PAYMENTS

          As long as the Purchaser or any payee named in the Notes delivered to the Purchaser on the Closing Date, or any institutional holder which is a direct or indirect transferee from the Purchaser or such payee, shall be the holder of any Note or Series B Preferred Stock, the Company will make payments (whether at maturity, upon mandatory or optional prepayment, or otherwise) of principal and interest on the Note and cash payments of dividends on the Series B Preferred Stock, (i) by check payable to the order of the holder of any such Note or Series B Preferred Stock, duly mailed or delivered to the Purchaser at its address specified in Exhibit A, or at such other address as the Purchaser or such other holder may designate in writing, or (ii) if requested by the Purchaser or such other holder, by wire transfer to the Purchaser's or such other holder's (or its nominees) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. IF THE PURCHASER HAS PROVIDED AN ADDRESS ON EXHIBIT A HERETO FOR PAYMENTS BY WIRE TRANSFER, THEN THE PURCHASER SHALL BE DEEMED TO HAVE REQUESTED WIRE TRANSFER PAYMENTS UNDER THE PRECEDING CLAUSE (ii). All such payments shall be made in federal or other immediately available funds.


SECTION 17.  NOTICES

          Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, elections, demands, consents and other communications hereunder or with respect to any Note shall be in writing and shall be delivered by hand or shall be sent by telecopy (and if sent by telecopy, shall be confirmed by registered mail, return receipt requested, or by overnight mail or courier, postage and delivery charges prepaid), to the following addresses:

          (a) if to the Purchaser, at the Purchaser's address as set forth in Exhibit A hereto, or at such other address as may be furnished to the Company by the Purchaser in writing; or

          (b) if to any other holder of a Note, share of Series B Preferred Stock or Warrant, at such address as the payee or registered holder thereof shall have designated to the Company in writing; or

          (c) if to the Company, 1912 Avenue K, Suite 100, Plano, Texas 75074-5959, attention: Chief Executive Officer, or at such other address as may be furnished in writing by the Company to the Purchaser and to the other holders of Notes, Series B Preferred Stock or Warrants.

Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telecopier, when received.
Addresses may be changed upon notice of such change given as provided in this Section 18.


SECTION 18.  MISCELLANEOUS

          18.1.  Entire Agreement.

          The Purchase Agreements and, upon the closing hereunder, the Notes and Warrants issued hereunder, the Certificate of Designations for the Series B Preferred Stock, together with the Security Agreements and any further agreements entered into by the Purchaser and the Company and, with respect to the Security Agreements, its subsidiaries at the closing hereunder, contain the entire agreement among the Purchaser and the Company and its subsidiaries, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

          18.2.  Survival.

          All agreements, representations and warranties contained in this Agreement, the Notes, the Certificate of Designations for the Series B Preferred Stock, the Warrants, the Security Agreements or any document or certificate delivered pursuant hereto or thereto shall survive, and shall continue in effect following, the execution and delivery of the Purchase Agreements, the closings hereunder and thereunder, any investigation at any time made by the Purchaser or on its behalf or by any other Person, the issuance, sale and delivery of the Notes, the Series B Preferred Stock and the Warrants, any disposition thereof and any payment or cancellation of the Notes.

          18.3.  Counterparts.

          This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          18.4.  Headings.

          The headings and captions in this Agreement and the table of contents are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

          18.5.  Binding Effect, Benefit and Assignment.

          (a) The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

          (b) The Company may not assign any of its obligations, duties or rights under this Agreement, or under the Notes or Warrants issued hereunder, except with the Purchaser's consent.

          (c) In addition to any assignment by operation of law, the Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement or under the Notes, under the Certificate of Designations for the Series B Preferred Stock, under the Warrants to any permitted transferee of any or all of its Notes, Series B Preferred Stock, Warrants or Shares, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or with respect to any remaining Notes, Series B Preferred Stock Warrants or Shares held by the Purchaser or with respect to any indemnity or reimbursement rights (or with respect to any other provisions which expressly provide that they survive any termination of this Agreement).

          18.6.  Severability.

          Any provision hereof or of the Notes, Series B Preferred Stock or Warrants which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

          18.7.  Governing Law.

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

          18.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH PARTY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WAIVES ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT, AND AGREES THAT ANY LITIGATION INITIATED BY ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE

VENUED IN EITHER THE DISTRICT COURT OF DALLAS COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT, NORTHERN DISTRICT OF TEXAS.


          18.9. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         SA HOLDINGS, INC.



                         By:________________________________
                            Name:
                            Title:


Address in               Accepted and agreed to as of the date
State of                 first above written by the undersigned
Residence:               Purchaser:


                         [                                   ]


                         By:________________________________
                            Name:
                            Title:

                                            Exhibit A

                                                  Shares of
                    Amount         Amount         Series B      Number of
                    of             of             Preferred     Shares in
Purchaser           Bridge Note    Seller Note    Stock         Warrant
---------           -----------    -----------    ---------     ---------
Howard Maddera      $1,100,000     $600,000       50,000        420,000
Bill L. Johnson     $1,100,000     $600,000       50,000        420,000
Marianne Reed       $550,000       $300,000       25,000        210,000




                                                        Exhibit B

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN
SECTION 14 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.



                        SA HOLDINGS, INC.
                        Subordinated Note
                       Due October 1, 1996


                       Dated July 31, 1995
                       New York, New York




          FOR VALUE RECEIVED, the undersigned, SA HOLDINGS, INC., a Delaware corporation (herein, together with any successor, referred to as the "Company"), hereby promises to pay to Howard Maddera or registered assigns, the principal sum of One Million One Hundred Thousand Dollars ($1,100,000) on October 1, 1996, with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such principal sum from the date hereof at eleven percent (11%) per annum (the "Interest Rate") payable in arrears, commencing on the date hereof and thereafter in arrears on October 31, 1995, January 31, 1996, April 30, 1996, July 31, 1996 and at maturity, commencing on July 31, 1995, until the entire principal amount hereof shall have become due and payable.
          If any payment of interest due hereunder becomes due and payable on a day which is not a Business Day (as defined in the Purchase Agreement referred to below), the due date thereof shall be the next preceding day which is a Business Day, and the interest payable on such next preceding Business Day shall be the interest which would otherwise have been payable on the due date which was not a Business Day.

          Payments of principal and interest shall be made in lawful money of the United States of America, at the principal office of the Company at 1912 Avenue K, Suite 100, Plano, Texas 75074-5959, or at such other place as the Purchaser shall have designated for such purpose to the Company in writing, may be paid by check mailed, or shall be made by wire transfer, to the Purchaser, all as provided in the Purchase Agreement referred to below, to the address or account designated by the holder hereof for such purpose.

          This Note is one of a duly authorized issue of Notes issued pursuant to Note & Warrant Purchase Agreements dated as of July 31, 1995 between the Company and the Purchaser named in each such Note & Warrant Purchase Agreement. Such Note & Warrant Purchase Agreement under which this Note has been issued is herein referred to as the "Purchase Agreement".

          This Note is entitled to the benefits of the security interests created by the Security Agreements among Howard Maddera, as agent for the Purchasers, the Company and the subsidiaries of the Company.

          This Note is subject to the provisions of and is entitled to the benefits of the Purchase Agreement. The Purchase Agreement provides, inter alia, for prepayments of principal upon the terms set forth therein. Each holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement.

          This Note is transferable only upon the terms and conditions specified in the Purchase Agreement.

          In case an Event of Default (as defined in the Purchase
Agreement) shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

          From and after the occurrence of an Event of Default, the Company shall pay all costs of collection and reasonable attorney's fees incurred by the Purchaser in connection with the collection of amounts due hereunder.

          No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligations of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places specified herein and in the Purchase Agreement.

          This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of New York (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

          Subject to the provisions of Section 14 of the Purchase Agreement, the Company may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary (except that the Companies shall comply with the provisions of Section 14 of the Purchase Agreement regarding the issuance of a new Note or Notes to permitted transferees).



          IN WITNESS WHEREOF, SA Holdings, Inc. has caused this
Note to be dated and to be executed and issued on its behalf by its duly authorized officer.

                          SA HOLDINGS, INC.



                          By_________________________
                            Name:
                            Title:

                                                        Exhibit C

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN
SECTION 14 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.



                        SA HOLDINGS, INC.
                        Subordinated Note
                        Due July 30, 1996



                       Dated July 31, 1995
                       New York, New York




          FOR VALUE RECEIVED, the undersigned, SA HOLDINGS, INC., a Delaware corporation (herein, together with any successor, referred to as the "Company"), hereby promises to pay to Howard Maddera or registered assigns, the principal sum of Six Hundred Thousand Dollars ($600,000) on July 30, 1996, with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such principal sum from the date hereof at eleven percent (11%) per annum (the "Interest Rate") payable in arrears, commencing on the date hereof and thereafter at maturity, commencing on July 31, 1995, until the entire principal amount hereof shall have become due and payable. The Company shall pay the principal amount in equal installments of $300,000 and accrued and unpaid interest on January 31, 1996 and at maturity.

          If any payment of interest due hereunder becomes due and payable on a day which is not a Business Day (as defined in the Purchase Agreement referred to below), the due date thereof shall be the next preceding day which is a Business Day, and the interest payable on such next preceding Business Day shall be the interest which would otherwise have been payable on the due date which was not a Business Day.

          This Note, and the obligations of the Company hereunder, are subject to setoff and reduction in accordance with the provisions of that certain Stock Purchase Agreement by and among the Company,

U.S. Communications, Inc., Bill L. Johnson, Howard Maddera,
Marianne Reed and NTS Communications, Inc. dated as of June 30,
1995, as amended.

          Payments of principal and interest shall be made in lawful money of the United States of America, at the principal office of the Company at 1912 Avenue K, Suite 100, Plano, Texas 75074-5959, or at such other place as the Purchaser shall have designated for such purpose to the Company in writing, may be paid by check mailed, or shall be made by wire transfer, to the Purchaser, all as provided in the Purchase Agreement referred to below, to the address or account designated by the holder hereof for such purpose.

          This Note is one of a duly authorized issue of Notes issued pursuant to Note & Warrant Purchase Agreements dated as of July 31, 1995 between the Company and the Purchaser named in each such Note & Warrant Purchase Agreement. Such Note & Warrant Purchase Agreement under which this Note has been issued is herein referred to as the "Purchase Agreement".

          This Note is entitled to the benefits of the security interests created by the Security Agreements among Howard Maddera, as agent for the Purchasers, the Company and the subsidiaries of the Company.

          This Note is subject to the provisions of and is entitled to the benefits of the Purchase Agreement. The Purchase Agreement provides, inter alia, for prepayments of principal upon the terms set forth therein. Each holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement.

          This Note is transferable only upon the terms and conditions specified in the Purchase Agreement.

          In case an Event of Default (as defined in the Purchase
Agreement) shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

          From and after the occurrence of an Event of Default, the Company shall pay all costs of collection and reasonable attorney's fees incurred by the Purchaser in connection with the collection of amounts due hereunder.

          No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligations of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places specified herein and in the Purchase Agreement.

          This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of New York (other than any conflict of laws rules which might result in the application of the laws of any other jurisdiction).

          Subject to the provisions of Section 14 of the Purchase Agreement, the Company may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary (except that the Companies shall comply with the provisions of Section 14 of the Purchase Agreement regarding the issuance of a new Note or Notes to permitted transferees).


          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, SA Holdings, Inc. has caused this
Note to be dated and to be executed and issued on its behalf by its duly authorized officer.

                     SA HOLDINGS, INC.



                     By________________________
                       Name:
                       Title:

                                                        Exhibit D

       CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                               OF
         SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                  ($.00001 PAR VALUE PER SHARE)

                               of

                        SA HOLDINGS, INC.



                Pursuant to Section 151(g) of the
                 General Corporation Law of the
                        State of Delaware



          I, Jack W. Matz, Jr., Chief Executive Officer of SA
Holdings, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

          DO HEREBY CERTIFY:

          FIRST: The Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of the Corporation authorizes the issuance of 12,500,000 shares of preferred stock, $.00001 par value per share ("Preferred Stock"), in one or more series, and further authorizes the Board of Directors of the Corporation to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by the Certificate of Incorporation and to determine with respect to each such series, the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences, the relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto.

          SECOND: A resolution providing for and in connection with the issuance of the Preferred Stock was duly adopted by the Board of Directors of the Corporation pursuant to authority conferred on the Board of Directors by the provisions of the Certificate of Incorporation as aforesaid, which resolution provides as follows:

          RESOLVED: that the Board of Directors, pursuant to authority vested in it by the provisions of the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), of SA Holdings, Inc. (the "Corporation"), hereby authorizes the issuance of a series of convertible preferred stock ("Convertible Preferred Stock") of the Corporation and hereby establishes the powers, designations, preferences, the relative, participating, optional and other rights, and the qualifications, limitations and restrictions appertaining thereto in addition to those set forth in such Certificate of Incorporation (or otherwise provided by law) as follows (the following, referred to hereinafter as "this resolution" or "this Certificate of Designations", is to be filed as part of a Certificate of Designations under Section 151(g) of the General Corporation Law of the State of Delaware):

          1.  General.

          (a) Designation and Number. The designation of Convertible Preferred Stock created by this resolution shall be Series B Cumulative Convertible Preferred Stock, $.00001 par value per share, of the Corporation (hereinafter referred to as the "Series B Preferred Stock"), and the number of shares of Series B Preferred Stock which the Corporation shall be authorized to issue shall be 250,000 shares.

          (b) Priority. The Series B Preferred Stock shall rank prior to the Common Stock (as hereinafter defined), and to all other capital stock of the Corporation (now or hereafter authorized or issued), other than the Series A Cumulative Convertible Preferred Stock of the Corporation (the "Series A Preferred Stock") with which it shall rank pari passu, in each case as to dividends or upon liquidation, dissolution or winding up.

          2.  Certain Definitions.

          (a) For purposes of this Certificate of Designations, the following terms shall have the meanings indicated:

               (i) "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

               (ii) "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

               (iii)  "Common Shares" has the meaning set forth in
          Section 7(a) hereof.

               (iv) "Common Stock" means the Corporation's Common Stock, as presently authorized by the Certificate of Incorporation and as such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

               (v) The phrase "current conversion price" has the meaning set forth in Section 7(h) hereof.

               (vi) "Event of Default" means (A) the failure by the Corporation to redeem shares of Series B Preferred Stock in accordance with the provisions of Section 6(a) or 6(b) hereof for any reason, and such failure in such redemption of such shares shall have continued for one hundred eighty (180) days or (B) the equivalent of one year's dividend payments on all outstanding shares of Series B Preferred Stock shall be accrued and unpaid, if funds are legally available for the payment therefor, and such failure has continued for sixty (60) days.

               (vii) "full cumulative dividends" means as of any date the amount of accumulated, accrued and unpaid dividends payable on shares of Series B Preferred Stock as provided by Section 4 hereof, whether or not earned or declared and whether or not there shall be funds legally available for the payment thereof.

               (viii) "Junior Preferred Stock" means capital stock (other than Common Stock) of the Corporation ranking junior to the Series B Preferred Stock as to dividends and upon liquidation, dissolution or winding up.

               (ix) "Person" or "person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

               (x) "Preferred Liquidation Value", has the meaning set forth in Section 5(a) hereof.

               (xi) "Purchase Agreements" means the separate Share Purchase Agreements dated as of July 31, 1995 between the Corporation and each of the original holders of shares of Series B Preferred Stock (as from time to time assigned, supplemented or amended or as the terms thereof may be waived, each in accordance with its terms).

               (xii) "Qualified Level of Public Trading" shall exist if, and only if, on the date of notice of the Corporation's election of its right to redeem the shares of Series B Preferred Stock pursuant to Section 6(b) hereof, (a) Common Shares are listed or admitted to trading on a national securities exchange or are traded on the National Association of Securities Dealers Inc.,

          Automated Quotation System Level 1, National Market System ("National Market System") or in the over-the-counter market, and (b) either (i) the last reported sale price regular way for Common Shares on the principal national securities exchange on which Common Shares are listed or admitted to trading or, if Common Shares are not listed or admitted to trading on any national securities exchange, on the National Market System, or
          (ii) if Common Shares are listed or admitted to trading on neither any national securities exchange nor on the National Market System, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers Inc., Automated Quotation System Level I, or comparable system, shall (in the case of (i) or (ii)) have equalled or exceeded an amount per share equal to at least 250% of the then current conversion price for at least twenty (20) consecutive trading days.

               (xiii)  "Senior Credit Agreement" means the Term
          Credit Agreement between the Corporation and NorWest Bank Minnesota, National Association, dated as of July 31,
          1995.

               (xiv)  "Subsidiary" means any corporation,
          association or other entity of which more than 80% of the total voting power of shares of stock or other equity interests entitled (without regard to the occurrence of any contingency or any pledge of shares) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the Corporation or one or more of its Subsidiaries, or both.

               The words "hereof", "herein" and "hereunder" and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision.

          (c)  References herein to the Certificate of
Incorporation include such Certificate as amended by this Certificate of Designations.

          3.   Voting Rights.

          (a) Generally No Voting Rights. Except as otherwise provided specifically herein or by law, each share of Series B Preferred Stock shall have no voting rights. To the extent holders of shares of Series B Preferred Stock have the right to vote, each holder of shares of Series B Preferred Stock shall be entitled to that number of votes for each share of Series B Preferred Stock held by such holder equal to the number of Common Shares obtainable upon conversion of such share of Series B Preferred Stock pursuant to Section 7 hereof at the current conversion price on the record date for the vote which is being taken or, if no such record date is established, at the date such vote is taken or any written consent of stockholder is solicited.

          (b) Consent Required. So long as any shares of the Series B Preferred Stock remain outstanding, unless the vote or consent of the holders of a greater number of shares shall then be required by law, the affirmative vote or consent of the holders of at least fifty-one percent (51%) of all of the shares of Series B Preferred Stock at the time outstanding, voting separately as a class, given in person or by proxy either in writing (as may be permitted by law and the Certificate of Incorporation and By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate the taking of any of the following actions by the Corporation:

               (i) create, authorize or issue any class or series of capital stock ranking prior to the Series B Preferred Stock as to dividends or upon liquidation, dissolution or winding up;

               (ii) amend the Certificate of Incorporation of the Corporation, or in any other manner alter or change the powers, rights, privileges or preferences of the Series B Preferred Stock, if such amendment or action would adversely affect the powers, rights, privileges or preferences of the holders of the Series B Preferred Stock; except that the Corporation may amend the Certificate of Incorporation and/or the By-laws of the Corporation to increase the amount of shares of Common Stock or amend the terms of any Common Stock, or to create, authorize or issue shares of Junior Preferred Stock; or

               (iii)  amend this Certificate of Designations.

               (c) Additional Voting Rights. (i) So long as there are at least 100,000 shares of Series B Preferred Stock then outstanding (subject to adjustment after the date hereof for stock splits, combinations, etc.), upon the occurrence of an Event of Default, the holders of the Series B Preferred Stock shall be entitled to elect (as provided below) a number of directors to the Board of Directors of the Corporation equal to the number obtained by (x) multiplying the (A) a fraction, the numerator of which is the number of shares of Common Stock obtainable upon conversion of all of the shares of Series B Preferred Stock then outstanding and the denominator of which is the total number of shares of Common Stock (on a fully-diluted basis) then outstanding, by (B) the number of directors on the Board of Directors of the Corporation and then (y) rounding such number down to the nearest whole number

(except for any number below the number 1, such number shall be rounded upwards to 1 and not downward to zero). The size of the Board of Directors of the Corporation shall be increased by such number as may be necessary to allow for directors elected by the holders of the Series B Preferred Stock. During the period (hereinafter in this Section 3(c) called the "Class Voting Period") commencing upon the occurrence of such Event of Default and ending at such time upon which no Event of Default shall continue, the holders of at least fifty-one percent (51%) of the then outstanding shares of Series B Preferred Stock, by the affirmative vote in person or by proxy at a special meeting of stockholders called for such purpose (or at any adjournment thereof) by holders of at least 25% of the then outstanding shares of Series B Preferred Stock or at any annual meeting of stockholders, or by written consent delivered to the Secretary of the Corporation, with the holders of such Series b Preferred Stock voting as a class and with each such share of Series B Preferred Stock having one vote, shall be entitled, as a class, to the exclusion of the holders of all other classes or series of capital stock of the Corporation, to elect such directors.

          (ii)  At any time when such voting right under this
     Section 3(c) shall have vested in the holders of shares of Series B Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of at least 25% of the holders of record of shares of the Series B Preferred Stock then outstanding, addressed to the Treasurer (or similar officer) of the Corporation, call a special meeting of holders of shares of the Series B Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Treasurer (or similar officer) of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Treasurer (or similar officer) of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Treasurer (or similar Officer) of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of at least 25% of the shares of Series B Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph or, if none, at a place designated by the person selected to call the meeting. Any holder of shares of Series B Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph.

          (iii) Any director who shall have been elected by the holders of Series B Preferred Stock pursuant to this Section 3(c) may be removed at any time during a Class Voting Period, by the vote of the holders of at least fifty-one percent (51%) of all of the then outstanding shares of Series B Preferred Stock, voting as a separate class in person or by proxy at a special meeting of stockholders called for such purpose by holders of at least 25% of the outstanding shares of Series B Preferred Stock. Any director who shall have been elected by the holders of Series B Preferred Stock may not be removed at any time during a Class Voting Period without the consent of the holders of at least fifty-one percent (51%) of all of the outstanding shares of Series B Preferred Stock. Any vacancy created by the removal, death or resignation of a director elected by the holders of Series B Preferred Stock may be filled during such Class Voting Period by the holders of at least fifty-one percent (51%) of all of the outstanding shares of Series B Preferred Stock by vote in person or by proxy at a special meeting of stockholders of the Corporation called for such purpose by holders of at least 25% of the outstanding shares of Series B Preferred Stock.

          (iv) During the Class Voting Period, other than to increase the size of the Board of Directors in accordance with clause (i) of this Section 3(c), the size of the Board of Directors of the Corporation shall not otherwise be changed without the vote of the holders of at least fifty-one percent (51%) of all of the then outstanding shares of Series B Preferred Stock, voting as a separate class.

          (v) At the end of the Class Voting Period, the holders of Series B Preferred Stock shall be automatically divested of all voting power vested in them under this Section 3(c) except as herein or by law expressly provided, subject always to the subsequent vesting hereunder of such voting power in the holders of Series B Preferred Stock upon the occurrence of any subsequent Event of Default. The term of any director elected pursuant to the provisions of this Section 3(c) shall in all events expire at the end of the Class Voting Period and the size of the Board shall be reduced accordingly.

          4.   Dividend Rights.

          (a) General Dividend Obligations. The Corporation shall pay, when and as declared by the Corporation's Board of Directors, to the holders of the Series B Preferred Stock, out of the assets of the Corporation legally available therefor, stock dividends, payable in shares of Series B Preferred Stock (or at the election of the Corporation, in cash) (provided that upon liquidation or redemption, accrued and unpaid dividends will be paid in cash), at the times, in the amounts and with such priorities as are provided for in this Section 4. Notwithstanding the foregoing, without the consent of a majority in interest of the lenders under the Senior Credit Agreement, no dividends may be paid in cash to holders of the Series A Preferred Stock so long as indebtedness is outstanding and unpaid under the Senior Credit Agreement.

          (b) Accrual of Dividends. Dividends on each share of Series B Preferred Stock shall accrue cumulatively on a daily basis from and including the date of issuance of such share. The date on which the Corporation shall initially issue any share of Series B Preferred Stock shall be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Series B Preferred Stock shall be made on the stock records maintained by or for the corporation and regardless of the number of certificates which may be issued to evidence such share of Series B Preferred Stock (whether by reason of transfer of such share of Series B Preferred Stock or for any other reason).

          (c) Dividend Rates. Dividends shall accrue cumulatively on each share of Series B Preferred Stock from the date of issuance at a rate per annum equal to $0.80 per share of Series B Preferred Stock calculated on the basis of the actual number of days elapsed in a year. Dividends paid in shares of Series B Preferred Stock shall be paid assuming each share of Series B Preferred Stock used to so pay has a value of $10.00.

          (d) Payment Dates. Full cumulative dividends on the Series B Preferred Stock shall be payable annually, on the last day of July in each year (each, a "Dividend Payment Date"). The first Dividend Payment Date shall be July 31, 1996. If any Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day.

An amount equal to the full cumulative dividends shall also be payable (in cash), in satisfaction of such dividend obligation, upon liquidation as provided under Section 5 hereof, and upon redemption as provided under Section 6 hereof.

          (e) Amounts Payable. The amount of dividends payable on Series B Preferred Stock on each Dividend Payment Date shall be the full cumulative dividends which are unpaid through and including such Dividend Payment Date. Dividends which are not paid for any reason whatsoever on a Dividend Payment Date shall cumulate until paid and shall be payable on the next Dividend Payment Date on which payment can lawfully be made (or upon liquidation or redemption as provided herein). Holders of shares of Series B Preferred Stock called for redemption on a redemption date falling between the close of business on a dividend payment record date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend payment on the Dividend Payment Date fixed therefor, receive an amount equal to such dividend payment (consisting of all accumulated and unpaid dividends through and including the redemption date) on the date fixed for redemption. If for whatever reason all payments have not been made with respect to any share of Series B Preferred Stock as required by Section 5 on a distribution date or all payments have not been made with respect to any share of Series B Preferred Stock as required by Section 6 on a redemption date (other than because of a failure by the holder thereof to tender such shares for payment on such date), then, notwithstanding any other provision hereof, dividends shall continue to accumulate on such outstanding shares until paid. Dividends paid by payment-in-kind shall not be paid in fractional shares (all such fractional shares being rounded down to the nearest whole number of shares); such dividends so rounded down shall be deemed paid in full).

          (f) Priority. So long as any shares of the Series B Preferred Stock are outstanding if an Event of Default has occurred and is continuing or if an Event of Default (as defined in the Senior Credit Agreement) has occurred and is continuing, (A) no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case upon the Common Stock (other than dividends paid in shares of Common Stock made to the holders of Common Stock), the Series A Preferred Stock (other than dividends paid in shares of Series A Preferred Stock made to the holders of Series A Preferred Stock) or any Junior Preferred Stock, and (B) no capital stock of the Company (other than the Series B Preferred Stock) shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation.

          5.   Liquidation Rights.

          (a) Priority. (i) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether from capital or surplus) shall be made to or set apart for the holders of Common Stock or any other shares of Junior Preferred Stock of the Corporation, the holders of the shares of Series B Preferred Stock shall be entitled to receive from the assets of the Corporation, whether represented by capital, surplus, reserves or earnings, payment in cash of an amount (the "Preferred Liquidation Value") equal to the greater of (i) $10.00 per share plus the value of accrued and unpaid dividends per share through the date thereof or (ii) the amount per share of Series B Preferred Stock that would have been payable had each such share been converted to Common Shares immediately prior to such event of liquidation, dissolution or winding-up pursuant to Section 7 hereof. If the assets distributable upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, shall be insufficient to permit payment to the holders of the shares of Series B Preferred Stock of the full preferential amounts as set forth in this Section 5(a), then such assets shall be distributed ratably among the shares of Series B Preferred Stock.

          (ii) If, in the event of any liquidation, dissolution or winding up of the Corporation, the Preferred Liquidation Value of the Series B Preferred Stock and the Preferred Liquidation Value of the Series A Preferred Stock are not paid in full, the respective holders of the Series B Preferred Stock and of the Series A Preferred Stock shall share ratably in any distribution of assets in proportion to the full Preferred Liquidation Value to which each such series of Preferred Stock is entitled.

          (b) Junior Stock. After payment shall have been made in full to the holders of Series B Preferred Stock as provided in this
Section 5 upon any liquidation, dissolution or winding up of the Corporation, the Common Stock and any other series or class or classes of stock of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed upon such liquidation, dissolution or winding up, and the holders of Series B Preferred Stock shall not be entitled to share therein.

          (c) Notice of Liquidation. Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given (not less than thirty (30) days prior to any payment date stated therein), to the holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the stock register of the Corporation.

          (d) Liquidation. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

          6.   Redemption.

          (a) Special Optional Redemption. On or after July 31, 1997 (but not before), if there has been a Qualified Level of Public Trading as of the date of the notice provided for below, at the option of the Corporation, the Corporation may redeem all or part of the shares of Series B Preferred Stock then outstanding at a cash price per share equal to the sum of $10.00 plus the value of accrued and unpaid dividends on such share through the date set for redemption.

          Notwithstanding the foregoing, without the consent of a majority in interest of the lenders under the Senior Credit Agreement, the Corporation may not redeem all or any part of the shares of Series B Preferred Stock pursuant to the preceding sentence so long as indebtedness is outstanding and unpaid under the Senior Credit Agreement.

          Such option under this Section 6(b) shall be exercised by written notice to the holders of Series B Preferred Stock given at any time not less than thirty (30) days and not more than sixty
(60) days prior to the date of such redemption.

          (b) Partial Redemption. In any such optional redemption by the Corporation, if all shares of Series B Preferred Stock are not being redeemed, then the number of shares of Series B Preferred Stock to be redeemed shall be allocated among all shares of Series B Preferred Stock so that the shares of Series B Preferred Stock are redeemed from such holders in proportion to the respective number of shares of Series B Preferred Stock held by each such holder (or in such other proportion as agreed by all such holders who accept the Corporation's offer).

          7.   Conversion.

          (a) General. Each holder of a share of Series B Preferred Stock shall have the right, at the option of such holder, at any time to convert, upon the terms and provisions of this
Section 7, one or more shares of Series B Preferred Stock into fully paid and nonassessable shares of Common Stock of the Corporation or any capital stock or other securities into which such Common Stock shall have been changed or any capital stock or other securities resulting from a reclassification thereof (such shares, the "Common Shares"). Such conversion of shares of Series B Preferred Stock to Common Shares shall be made at a conversion rate of one share of Series B Preferred Stock for a number of Common Shares equal to (x) $10.00 per share plus the value of accrued and unpaid dividends per share divided by (y) the then current conversion price, as further described below. Every share of Series B Preferred Stock shall continue to be convertible, in whole or in part, even though the Corporation or a holder may have given notice of redemption with respect to such share of Series B Preferred Stock or any part thereof pursuant to Section 6 hereof, so long as such share of Series B Preferred Stock and the holder's election to convert shall have been delivered to the Corporation pursuant to Section 7(c) hereof prior to the date fixed for such redemption. The Common Shares issuable upon conversion of the shares of Series B Preferred Stock, when such Common Shares shall be issued in accordance with the terms hereof, are hereby declared to be and shall be duly authorized, validly issued, fully paid and nonassessable Common Shares held by the holders thereof.

          (b) Reference to "Conversion". For convenience, the conversion pursuant to this Section 7 of all or a part of the shares of Series B Preferred Stock into Common Shares is herein sometimes referred to as the "conversion" of the shares of Series B Preferred Stock.

          (c) Surrender, Election and Payment. Each share of Series B Preferred Stock may be converted by the holder thereof, in whole, or in part, during normal business hours on any Business Day by surrender of the share of Series B Preferred Stock, accompanied by written evidence of the holder's election to convert the preferred share of Series B Preferred Stock or portion thereof, to the Corporation at its office designated pursuant to Section 9 hereof (or, if such conversion is in connection with an underwritten public offering of Common Shares, at the location at which the underwriting agreement requires that such Common Shares (or shares of Series B Preferred Stock) be delivered). Payment of the conversion price for the Common Shares specified in such election shall be made by applying an aggregate number of shares of Series B Preferred Stock equal to the number obtained by dividing
(x) the number of Common Shares specified in such election by (y) the amount obtained by dividing (A) $10.00 by (B) the then current conversion price. Such holder shall thereupon be entitled to receive the number of Common Shares specified in such election (plus cash in lieu of any fractional share as provided in Section 7(j) hereof).

          (d) Effective Date. Each conversion of a share of Series B Preferred Stock pursuant to Section 7(c) hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which such share of Series B Preferred Stock shall have been surrendered to the Corporation as provided in Section 7(c) hereof (except that if such conversion is in connection with an underwritten public offering of Common Shares, then such conversion shall be deemed to have been effected upon such surrender), and such conversion shall be at the current conversion price in effect at such time. On each such day that the conversion of a share of Series B Preferred Stock is deemed effected, the person or persons in whose name or names any certificate or certificates for Common Shares are issuable upon such conversion, as provided in Section 7(e) hereof, shall be deemed to have become the holder or holders of record of such Common Shares.

          (e) Share Certificates. As promptly as practicable after the conversion of a share of Series B Preferred Stock, in whole or in part, and in any event within five (5) Business Days thereafter (unless such conversion is in connection with an underwritten public offering of Common Shares, in which event concurrently with such conversion), the Corporation at its expense (including the payment by it of any applicable issue, stamp or other taxes, other than any income taxes) will cause to be issued in the name of and delivered to the holder thereof or as such holder may direct, a certificate or certificates for the number of Common Shares to which such holder shall be entitled upon such conversion on the effective date of such conversion plus cash in lieu of any fractional shares as provided in Section 7(j) hereof.

          (f) Acknowledgment of Obligation. The Corporation will, at the time of or at any time after each conversion of a share of Series B Preferred Stock, upon the request of the holder thereof or of any Common Shares issued upon such conversion, acknowledge in writing its continuing obligation to afford to such holder all rights, if any, to which such holder shall continue to be entitled; provided, that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligations of the Corporation to afford such rights to such holder.

          (g) Payment of Dividends. Within five (5) Business Days after receipt of any share of Series B Preferred Stock and an election to convert all or a portion of such share of Series B Preferred Stock under Section 7(c) hereof, the Corporation will pay, out of funds legally available therefor, to the holder of such share of Series B Preferred Stock in shares of Series B Preferred Stock or, at the option of the Company, in cash, an amount equal to full cumulative dividends accrued to the effective date of conversion of such shares of Series B Preferred Stock.

          (h) Current Conversion Price. The term "conversion price" shall mean initially $1.25 per Common Share, subject to adjustment. The term "current conversion price" as used herein shall mean the conversion price, as the same may be adjusted from time to time as hereinafter provided, in effect at any given time. In determining the current conversion price, the result shall be expressed to the nearest $0.01, but any such lesser amount shall be carried forward and shall be considered at the time of (and together with) the next subsequent adjustment which, together with any adjustments to be carried forward, shall amount to $0.01 per Common Share or more.

          (i) Reservation of Shares of Common Stock. The Corporation shall at all times reserve and keep available out of authorized but unissued the maximum number of shares of Common Stock into which all shares of Series B Preferred Stock from time to time outstanding are convertible, but shares of Common Stock held in the treasury of the Corporation may, in its discretion, be delivered upon any conversion of shares of Series B Preferred Stock.

          (j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock, but, in lieu of any fraction of a Common Share which would otherwise be issuable in respect of the aggregate number of shares of Series B Preferred Stock surrendered by the holder thereof for conversion, the holder shall have the right to receive an amount in cash equal to the same fraction of the current Market Price (as defined below) on the effective date of the conversion of such shares of Series B Preferred Stock. Dividends payable pursuant to
Section 7(g) above upon conversion of shares of Series B Preferred Stock which are paid by payment-in-kind shall be paid with cash in lieu of fractional shares to the extent of any fractional shares.

          8.   Adjustment to Conversion Price.

          The conversion price shall be adjusted, from time to time, as follows:

          (a) Adjustments for Stock Dividends, Recapitalizations, Etc. In case the Corporation shall, after August 1, 1995, (w) pay a stock dividend or make a distribution (on or in respect of its Common Stock) in shares of its Common Stock (except there shall be no adjustment with respect to the payment by the Company of a stock dividend to holders of its Common Stock of the shares of Strategic Abstract & Title Corporation, a Texas corporation), (x) subdivide the outstanding shares of its Common Stock, (y) combine the outstanding shares of its Common Stock into a smaller number of shares, or (z) issue by reclassification of shares of its Common Stock, any shares of capital stock of the Corporation, then, in any such case, the current conversion price in effect immediately prior to such action shall be adjusted to a price such that if the holder of a share of Series B Preferred Stock were to convert such share of Series B Preferred Stock in full immediately after such action, such holder would be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned immediately following such action had such share of Series B Preferred Stock been converted immediately prior thereto (with any record date requirement being deemed to have been satisfied), and, in any such case, such conversion price shall thereafter be subject to further adjustments under this Section 8. An adjustment made pursuant to this subsection (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

          (b) Consolidation or Merger. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic

Change, the Corporation shall make appropriate provision (in form and substance reasonably satisfactory to holders of Series B Preferred Stock representing a majority of the Series B Preferred Stock then outstanding) to insure that each of the holders of the Series B Preferred Stock shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred Stock, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of such holder's Series B Preferred Stock had such Organic Change not taken place.

          In any such case, the Corporation shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Series B Preferred Stock representing a majority of the Series B Preferred Stock then outstanding) with respect to such holders' rights and interest to insure that the provisions hereof shall thereafter be applicable to the Series B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the conversion price to reflect the value for the Series B Preferred Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected would cause an increase to the conversion price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the Corporation purchasing such assets assumes by written instrument (which may be the agreement of consolidation, merger or sale), in form and substance reasonably satisfactory to the holders of Series B Preferred Stock representing a majority of the Series B Preferred Stock then outstanding, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          (c)  Notices.  In case at any time

          (i) the Corporation shall take any action which would require an adjustment in the current conversion price pursuant to Section 8(a); or

          (ii) there shall be any reorganization, reclassification or change of the Corporation's Common Stock (other than a change in par value or from par value to no par value or from no par value to par value), or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or any sale, transfer or lease of all or substantially all of the assets of the Corporation; or

          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then, in any one or more of such cases, the Corporation shall give written notice to the holders of the shares of Series B Preferred Stock, not less than ten (10) days before any record date or other date set for definitive action, of the date on which such action, distribution, reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of any such action (to the extent such effect may be known at the date of such notice) on the current conversion price and the kind and amount of the shares and other securities and property deliverable upon conversion of the shares of Series B Preferred Stock. Such notice shall also specify any date as of which the holders of the Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon any such reorganization, reclassification, change, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be.

          9. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), to the following addresses:

          (a)  if to the holder of a share of Series B Preferred
Stock, at the holder's address as set forth in the stock register of the Corporation, or at such other address as may have been furnished to the Corporation by the holder in writing; or

          (b)  if to the Corporation, at SA Holdings, Inc., 1912
Avenue K, Suite 100, Plano, TX 75074-5959 or at such other address as may have been furnished in writing by the Corporation to the holders of the shares of Series B Preferred Stock.

Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received, unless otherwise expressly specified or permitted by the terms hereof.

          IN WITNESS WHEREOF, SA Holdings, Inc. caused this
Certificate of Designations to be signed by its Chief Executive
Officer this 31st day of July, 1995.

                         SA HOLDINGS, INC.


                         By_________________________
                           Jack W. Matz, Jr.
                           Chief Executive Officer

                                                        Exhibit E

THIS WARRANT CERTIFICATE (AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 14 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.


                        SA HOLDINGS, INC.
            Common Stock Purchase Warrant Certificate

                       Dated July 31, 1995
                       New York, New York


          FOR VALUE RECEIVED, the undersigned, SA Holdings, Inc., a Delaware corporation (herein referred to as the "Company"), hereby certifies and agrees that Howard Maddera, or its registered assigns, is entitled to purchase from the Company up to an aggregate of 420,000 duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock, or any stock into which such Common Stock shall have been changed or converted or any stock or other securities resulting from a reclassification thereof (the "Shares") at a purchase price per Share of $1.25 at any time and from time to time from the date hereof until the Expiration Date (as hereinafter defined). The foregoing agreement and rights are all subject to the terms, conditions and adjustments (in both the number of Shares and the purchase price per Share) set forth below in this Warrant Certificate.

          This Warrant Certificate is one of the Common Stock Purchase Warrant Certificates (the "Warrants", which term includes all Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company on the date hereof of (i) $2,750,000 aggregate principal amount of its Subordinated Notes due October 1, 1996 and (ii) $1,500,000 aggregate principal amount of its Subordinated Notes due July 30, 1996 (together with all notes issued in substitution or replacement therefor, the "Notes"). The Warrants and the Notes have been issued pursuant to separate Note, Preferred Stock & Warrant Purchase Agreements dated as of July 31, 1995 (collectively, the "Purchase Agreement") between the Company and the purchasers named therein (each, a "Purchaser"). The Warrants originally so issued evidence rights to purchase an aggregate of 1,050,000 Shares at an exercise price of $1.25 per share, subject to adjustment as provided herein. This Warrant is subject to the provisions, and is entitled to the benefits, of the Purchase Agreement.

          Section 1. Exercise of Warrant.

          1.1. Surrender, Subscription and Payment. This Warrant may be exercised by the holder hereof, in whole or in part, at any time from the date hereof until the close of business on the Expiration Date, during normal business hours on any Business Day (as defined in the Purchase Agreement), by surrender of this Warrant, together with the form of subscription attached as Annex
A hereto (or a reasonable facsimile thereof) duly executed by such holder in substantially such form, to the Company at its office designated pursuant to Section 17 of the Purchase Agreement (or, if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant or of securities into which Shares subject to this Warrant may be converted, at the location at which the underwriting agreement requires that such Shares be delivered). Payment of the exercise price for the Shares specified in such subscription shall be made, at the option of the holder,
(a) by applying a principal amount of Notes, in the manner provided in Section 1.6 hereof, (b) by certified or official bank check (or wire transfer) payable to the order of the Company in federal or other immediately available funds, in the case of either (a) or
(b), in an amount equal to (i) the number of Shares specified in such form of subscription, multiplied by (ii) the then current exercise price (as hereinafter defined), or (c) by conversion of this Warrant, or any portion hereof, in the manner provided in
Section 1.7 hereof. Such holder shall thereupon be entitled to receive the number of Shares specified in such form of subscription (plus cash in lieu of any fractional share as provided in Section
1.4 hereof).

          1.2. Effective Date. Each exercise of this Warrant pursuant to Section 1.1 hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 hereof (except that if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant or of securities into which Shares subject to this Warrant may be converted, then such exercise shall be deemed to have been effected upon such surrender of this Warrant), and such exercise shall be at the current exercise price in effect at such time. On each such day that an exercise of this Warrant is deemed effected, the person or persons in whose name or names any certificate or certificates for Shares are issuable upon such exercise, as provided in Section 1.4 hereof, shall be deemed to have become the holder or holders of record thereof.

          1.3. Expiration Date. This Warrant will expire, and thereafter will not be exercisable, at the close of business on July 31, 2000 (the "Expiration Date").

          1.4. Share Certificates, Cash for Fractional Shares and Reissuance of Warrants. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter (unless such exercise is in connection with a public offering of Shares subject to this Warrant or of securities into which Shares subject to this Warrant may be converted, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes other than any income taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 14 of the Purchase Agreement, as such holder may direct:

          (i) a certificate or certificates for the number of Shares to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per Share (determined in accordance with Section 1.7(b) hereof) on the effective date of such exercise; and

          (ii) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares (without giving effect to any adjustment therein) equal to the number of such Shares called for on the face of this Warrant minus the number of Shares which could have been obtained upon such exercise for the exercise price paid if the current exercise price had been $1.25 per Share.

          1.5. Acknowledgment of Obligation. The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the holder hereof or of any Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration of any such Shares pursuant to the Purchase Agreement) to which such holder shall continue to be entitled under this Warrant, the Purchase Agreement, and the Notes; provided, that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

          1.6.  Payment by Application of the Notes.

          (a) The holder of this Warrant shall have the option, but not the obligation, upon any exercise of this Warrant, to apply to the payment required by Section 1.1 hereof all or any part of the principal amount then unpaid of any one or more Notes at the time held by such holder. The Company will accept the amount of principal, if such election is selected, specified in such form of subscription in satisfaction of the exercise price for such Shares to be purchased. Within five (5) Business Days after receipt of any such notice, the Company will pay to the holder of Notes submitting such subscription, in the manner provided in such Notes and the Purchase Agreement, any unpaid interest accrued to the date of exercise of this Warrant on the principal amount so specified in such form of subscription. In the event that less than the entire unpaid principal amount of any Note is applied to the payment required by Section 1.1 hereof, such Note shall be surrendered together with the form of subscription and cancelled in accordance with Section 12 of the Purchase Agreement, and the Company will promptly issue a new Note representing the remaining unpaid principal balance. In the event that the entire unpaid principal amount of any Note is applied to the payment required by Section
1.1 hereof, such Note shall be surrendered together with the form of subscription and cancelled in accordance with the provisions of
Section 12 of the Purchase Agreement.

          (b) The holder of this Warrant shall have the right to apply all or any portion of the principal amount of a Note to exercise all or any portion of this Warrant (i) whether or not payment on the Notes is prohibited by the subordination provisions of the Purchase Agreement and (ii) even though the Company or such holder may have given notice of prepayment with respect to all or any portion of the principal amount of such Note pursuant to
Section 6 of the Purchase Agreement, so long as the subscription form with respect to such principal amount of such Note shall, together with this Warrant, have been delivered to the Company in accordance with Section 1.1 hereof prior to the date fixed for such prepayment.

          1.7. Conversion of Warrant. (a) In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder of this Warrant shall have the option, but not the obligation, to convert this Warrant, or any portion hereof (the "Conversion Right"), into Shares as provided in this Section 1.7 at any time on or prior to the Expiration Date. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of Shares equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the effective date of the exercise of the Conversion Right, as provided in Section 1.2 hereof (the "Conversion Date"), which value shall be determined by subtracting (x) the aggregate exercise price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (y) the aggregate Market Price of such Converted Warrant Shares on the Conversion Date by (ii) the Market Price of one Share on the Conversion Date.

          (b) Determination of Market Price. For purposes of this Warrant, "Market Price" of the Company's Shares shall mean:

            (i) if traded on a stock exchange, the Market Price of the Company's Shares shall be deemed to be the average of the daily closing selling prices of the Shares on the stock exchange reasonably determined by the Company's Board of Directors to be the primary market for the Shares over the ten (10) trading day period ending on the date prior to the effective date of the exercise or conversion of this Warrant, as such prices are officially quoted in the composite tape of transactions on such exchange;

           (ii) if traded over-the-counter, the Market Price of the Shares shall be deemed to be the average of the daily closing selling prices (or, if such information is not available, the average of the daily closing bid and asked prices) of the Shares over the ten (10) trading day period ending on the date prior to the effective date of the exercise or conversion of this Warrant, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

          (iii) if there is no public market for the Shares, then the Market Price shall be determined by mutual agreement of the holder of the Warrant and the Company, and if the holder and the Company are unable to so agree within twenty (20) days after the event giving rise to the need to determine the Market Price, by an investment banker of national reputation selected by mutual agreement of the Company and the holder of the Warrant.

          Section 2. Exercise Price and Adjustments.

          2.1. Current Exercise Price. The term "exercise price", shall mean initially $1.25 per Share, subject to adjustment. For purposes of this Section 2.1, the exercise price of $1.25 shall be deemed to have become effective at the close of business on the date hereof but shall be subject to adjustment as set forth in Sections 2.2 and 2.3 hereof. The term "current exercise price" as used herein shall mean the exercise price, as the same may be adjusted from time to time as hereinafter provided, in effect at any given time. In determining the current exercise price, the result shall be expressed to the nearest $0.01, but any such lesser amount shall be carried forward and shall be considered at the time of and together with the next subsequent adjustment which, together with any adjustments to be carried forward, shall amount to $0.01 per Share or more.

          2.2. Adjustment of Exercise Price. The exercise price shall be subject to adjustment, from time to time in the event the Company should at any time or from time to time after the date hereof (w) pay a stock dividend or make a distribution (or in respect of its Common Stock) in shares of its Common Stock (except there shall be no adjustment with respect to the payment by the Company of a stock dividend to holders of its Common Stock of the shares of Strategic Abstract & Title Corporation, a Texas corporation), (x) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock (y) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (z) issue by reclassification of shares of its Common Stock, any shares of capital stock of the Company, then (i) the number of Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Shares which a record holder of the same number of Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the exercise price shall be adjusted to equal (x) the exercise price multiplied by the number of Shares for which this Warrant is exercisable immediately prior to such adjustment divided by (y) the number of Shares for which this Warrant is exercisable immediately after such adjustment.

          2.3. Recapitalization, Consolidation or Merger or Sale of Assets. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Corporation shall make appropriate provision (in form and substance reasonably satisfactory to holders of Warrants representing a majority of the Shares then outstanding) to insure that each of the holders of the Warrants shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrants, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrants had such Organic Change not taken place.

          In any such case, the Corporation shall make appropriate provision (in form and substance reasonably satisfactory to the holders of Warrants representing a majority of the Warrants then outstanding) with respect to such holders' rights and interest to insure that the provisions hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the exercise price to reflect the value for the Warrants reflected by the terms of such consolidation, merger or sale, if the value so reflected would cause an increase to the exercise price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the Corporation purchasing such assets assumes by written instrument (which may be the agreement of consolidation, merger or sale), in form and substance reasonably satisfactory to the holders of Warrants representing a majority of the shares then outstanding, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          Section 3.  Notice to Holders of Warrants.

          In case at any time

            (i) the Company shall take any action which would require an adjustment in the current exercise price pursuant to Section 2.2 or 2.3; or

                there shall be any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Company's Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease of all or substantially all of the assets of the Company; or

          (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the holders of the Warrants, not less than twenty
(20) days before any record date or other date set for definitive action, of the date on which such action, reorganization, reclassification, consolidation, merger, sale, transfer, lease, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of any such action (to the extent such effect may be known at the date of such notice) on the current exercise price and the kind and amount of the shares and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify any date as of which the holders of record of the Company's Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale, transfer, lease, dissolution, liquidation or winding-up, as the case may be.

          Section 4. Adjustments to Number of Shares Issuable Hereunder. The number of Shares called for on the face of this Warrant is the number of Shares which can be purchased under this Warrant on the date of original issuance of this Warrant at an exercise price of $1.25 per Share (subject to reduction from time to time pursuant to clause (ii) of Section 1.4 hereof). Without limiting any other provision of this Warrant, notwithstanding the number of Shares so called for on the face of this Warrant, the aggregate number of Shares that can be acquired upon an exercise of this Warrant in whole or in part shall be adjusted from time to time pursuant to Section 2 hereof.

          Section 5. Specific Performance. The Company agrees and stipulates that the remedies at law of a holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

          Section 6. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (prior to exercise of all or a portion of this Warrant) or as imposing any liabilities on such holder to purchase any securities or any liabilities as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

          Section 7. Ownership; Transfer. The Company may treat the person in whose name this Warrant is registered as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of Section 14 of the Purchase Agreement regarding the issuance of a new Warrant or Warrants to permitted transferees). This Warrant is transferable only upon the conditions, and subject to the restrictions, specified in Section 14 of the Purchase Agreement.

          Section 8. Headings. The headings and captions in this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

          Section 9.  Governing Law.  This Warrant shall be
governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, SA HOLDINGS, INC. has caused this
Warrant to be executed and issued on its behalf by its officer thereunto duly authorized as of the date first above written.


                              SA HOLDINGS, INC.




                              By
                                 Name:
                                 Title:




[Signature page to Common Stock Warrant Certificate]

                             ANNEX A

                      FORM OF SUBSCRIPTION

(To be executed only upon exercise or conversion of the Warrant in whole or in part)

To SA Holdings, Inc.:

          The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder, __________(Fn1) Shares (as defined in such Warrant) and herewith [makes payment therefor by application pursuant to Section 1.6 of such Warrant of $__________ aggregate principal amount of Notes (as defined in such Warrant)] [or] [makes payment therefor of $ _________] [or] [makes payment therefor by conversion of ___ Shares represented by such Warrant pursuant to Section 1.7 of such Warrant]. The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to, _________________________ whose address is __________________________.
Dated: _______________________


                                   _____________________________
                                   (Name must conform to name of
                                   holder as specified on the
                                   face of the Warrant)


                                   By __________________________
                                      Name:
                                      Title:

                                   Address of holder:

                                   ______________________________
                                   ______________________________
                                   ______________________________


_______________________________
(Fn1) [Insert the number of Shares as to which this Warrant is being exercised. In the case of a partial exercise, a new
Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.]